UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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SPX Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SPX CORPORATION

SUPPLEMENT TO THE DEFINITIVE PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 8, 2015

May 5, 2015

Dear Stockholder,

We are writing with respect to one of the proposals to be voted upon at our upcoming Annual Meeting of Stockholders to be held on May 8, 2015.

As set forth in Proposal 2 — Advisory Vote to Approve the Compensation of Our Named Executive Officers, which is discussed beginning on page 64 of our proxy statement, in accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing our stockholders the opportunity to approve, on an advisory basis, the compensation of our named executive officers as described in our “Compensation Discussion and Analysis” and related tabular and narrative disclosures in our proxy statement.

We are providing this notice in order to clarify the language on our proxy card and notice of internet availability of proxy materials with respect to Proposal 2.  To ensure complete understanding by all of our stockholders, we are reiterating in this letter the meaning of a “FOR,” “AGAINST” and “ABSTAIN” vote on Proposal 2.

A vote “FOR” Proposal 2 means a vote FOR approval, on an advisory basis, of the compensation of our named executive officers as disclosed in our proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

A vote “AGAINST” Proposal 2 means a vote AGAINST such approval.

An abstention on Proposal 2 means you do not wish to cast a vote “FOR” or “AGAINST” such approval.

If you have already submitted a proxy card and wish to change your vote on Proposal 2, you may revoke your prior proxy by filing an instrument of revocation or a duly executed proxy bearing a later date with our Secretary, at our principal executive offices. If you have already submitted a proxy over the Internet and wish to change your vote on Proposal 2, you may revoke your prior proxy by submitting a new proxy in its place in accordance with the instructions set forth on the Internet voting website. If you have already submitted a proxy by telephone and wish to change your vote on Proposal 2, you may revoke your prior proxy by calling the voting telephone number and following the instructions provided by the recorded message. You may also revoke your prior proxy by attending the Annual Meeting and voting in person.

Although the stockholder vote on Proposal 2 is non-binding, the Board of Directors encourages all stockholders to vote their shares on this matter, and will consider the outcome of the vote in future executive compensation decisions.

Sincerely,

/s/ Stephen A. Tsoris

Stephen A. Tsoris
Vice President, Secretary and General Counsel